Ex99-32

AMENDED AND RESTATED
 REGULATIONS
 OF
 TORO ENERGY OF MISSOURI, LLC

         These Amended and Restated  Regulations  (these  "Regulations")  of Toro Energy of Missouri,  LLC, a Texas  limited  liability company (the  "Company"),  is entered into by Toro Partners,  LP, a Texas limited  partnership  ("Toro  Partners"),  pursuant to and in accordance  with the Texas Limited  Liability  Company Act (Texas  Revised Civil  Statutes  Article  1528n,  et seq.),  as amended (the
"Act"), for the regulation and management of the Company.

                                                          W I T N E S S E T H

         WHEREAS,  the Company was formed on July 21, 1999,  when its Articles of  Organization  were filed with the Secretary of State of Texas;

         WHEREAS,  Toro  Partners  adopted  those  certain  Amended and Restated  Regulations  of Toro Energy of Missouri,  LLC,  dated
September 30, 1999 (the "Original Regulations"), for the regulation and management of the Company; and

         WHEREAS, Toro Partners,  being the sole member of the Company,  desires to amend and restate the Original Regulations in their entirety.

         NOW,  THEREFORE,  in  consideration  of the premises,  Toro Partners  hereby amends and restates the Original  Regulations  as follows:

1.       Name.  The name of the limited liability company is Toro Energy of Missouri, LLC.

2.       Purpose.  The  purpose  for which the  Company is  organized  is to transact  any and all lawful  business  for which  limited liability  companies  may be formed  under the Act and  which is not  forbidden  by the law of the  jurisdiction  in which the  Company engages in that business.

3.       Registered  Office;  Registered  Agent. The registered  office and registered agent of the Company in the State of Texas shall be as specified in the Articles of  Organization  (the  "Articles")  filed with the Secretary of State of Texas.  The Board of Managers may change the registered office and the registered agent at such times as the Board of Managers  determines  appropriate in any manner provided by law.

4.       Principal  Office.  The principal  office of the Company (at which the books and records of the Company  shall be  maintained)
shall be at such place as the Board of  Managers  may  designate,  which need not be in the State of Texas.  The  Company may have such other offices as the Board of Managers may designate.

5.       Member.  The term "Member" as used in these Regulations  means Toro Partners,  in its capacity as a member (within the meaning of the Act) of the Company,  and any person  hereafter  admitted to the Company as a member,  but such term does not include any person who has ceased to be a member of the Company.  The name and the mailing address of the initial Member are as follows:

                  Toro Partners, LP
                  10 Lafayette Square
                  Buffalo, NY  14203

6.       Powers.  The  Company  shall  have the  power  and  authority  to take any and all  actions  necessary,  appropriate,  proper, advisable,  convenient  or incidental to or for the  furtherance  of the purposes set forth in Section 2,  including any and all powers set forth in the Act.

7.       Term.  The term of the Company  commenced  on the date of the filing of the  Articles in the Office of the  Secretary of State
of Texas and shall be perpetual,  unless it is dissolved sooner as a result of: (a) the written  election of the Member,  (b) the entry of a decree of judicial  dissolution  under  Article  6.02 of the Act,  or (c) the  occurrence  of an event that causes  there to be no members of the Company,  unless the Company is continued in accordance  with the Act. No other event shall cause a  dissolution  of the
Company.

8.       Capital  Contributions.  The Member  shall make  capital  contributions  to the  Company at such times and in such  amounts as determined  by the Member in its sole  discretion.  All capital  contributions  made by the Member to the Company  shall be credited to the Member's account.

9.       Distributions.  The  Company  shall  make cash  distributions  to the  Member  at such  times  and in such  amounts  as may be determined  by the Board of  Managers.  The Company may make  non-cash  distributions  to the Member at such times and in such forms as may be determined by the Board of Managers.  Notwithstanding  any other provision of these  Regulations,  neither the Company,  nor the
Board of Managers on behalf of the Company,  shall make a  distribution  to the Member if such  distribution  would  violate the Act or other applicable law.

10.      Management.  Subject to the provisions of the Act and any  limitations  in these  Regulations as to action to be authorized or approved by the Member,  all management  powers over the business and affairs of the Company shall be exclusively  vested in a board of managers  (the "Board of  Managers"),  comprised of a number of  individuals  (no less than 2) (each,  a "Manager")  determined  by the
Member and each of whom shall be appointed  by the Member.  Collectively,  the  Managers  shall  constitute  "managers"  of the Company within the meaning of the Act. The Board of Managers  may delegate  certain of its powers to officers  (the  "Officers"),  who shall be agents of the Company.  Except as otherwise  specifically  provided in these  Regulations,  the authority and functions of the Board of
Managers and of the Officers  shall be identical to the authority  and functions of the board of directors and officers,  respectively, of a  corporation  organized  under the Texas  Business  Corporation  Act.  Thus,  except as otherwise  specifically  provided in these
Regulations,  the  business  and  affairs of the  Company  shall be  managed  under the  direction  of the Board of  Managers,  and the day-to-day  activities of the Company shall be conducted on the  Company's  behalf by the Officers.  In addition to the powers that now or hereafter may be granted to managers under the Act and to all other powers granted under any other  provision of these  Regulations, the Board of Managers  (subject to Section 11 of these  Regulations) and the Officers  (subject to Section 12 of these  Regulations and the  direction of the Board of  Managers)  shall have full power and  authority  to do all things on such terms as they,  in their sole discretion,  may deem  necessary or  appropriate  to conduct,  or cause to be conducted,  the business and affairs of the Company.  The
Member,  by virtue of its status of a member of the Company,  shall not have any management  power over the business and affairs of the
Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

11.      Board of Managers.

(a)      Election and Removal of  Managers.  Upon  election by the Member,  each  Manager  shall hold office  until death,  disability, resignation  or removal at any time at the  pleasure of the Member.  If a vacancy  occurs on the Board of  Managers,  the Member  shall elect a successor so that the Board of Managers remains fully constituted at all times.

(b)      Meetings and Approval Requirements.

(i)      Regular  Meetings.  Regular  meetings of the Board of Managers shall be held as the Board of Managers may determine and, if so determined,  no notice thereof need be given.  Special  meetings of the Board of Managers  shall be held at the written  request of any
Manager.

(ii)     Telephonic  Meetings.  Any  meeting of the Board of  Managers  may be held by  conference  telephone  call or through  similar communications  equipment by means of which all persons  participating  in the meeting are able to hear each other.  Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

(iii)    Notices.  Notices of regularly  scheduled  meetings of the Board of Managers shall not be required unless the time or place of a  particular  regular  meeting is other than as set forth in the  schedule  of regular  meetings  previously  approved by the Board of
Managers.  Notices of special  meetings  shall be required  and shall state the place,  date and hour of the meeting and the purpose or purposes  for which the meeting is called.  Special  meetings  shall be held at the address  specified in the notice of such meeting or at such other  place as shall be agreed by the  Managers.  Notice of a special  meeting  shall be given in writing to each  Manager not less than two (2) nor more than fifteen (15) days before the date of the meeting.  Managers may waive in writing the  requirements  for notice before,  at or after the special  meeting  involved.  The presence of a Manager at a meeting shall  constitute  waiver of notice unless said Manager expressly states otherwise at the outset of such meeting.

(iv)     Quorum.  At each meeting of the Board of Managers,  the presence in person or by  electronic  means,  as the case may be, of a majority of the Managers shall be necessary to constitute a quorum for the transaction of business by the Board of Managers.

(v)      Approval  Requirements.  The Board of  Managers  may act either  through the  presence  of Managers  voting at a meeting or by written consent without a meeting as described in clause (vi) below.  In the case of actions taken at a meeting,  the affirmative  vote of at least a  majority  of the  Managers  present  in person or by  electronic  means,  as the case may be,  and voting at a duly held meeting of the Board of Managers where a quorum is present shall be necessary for any action of the Board of Managers.

(vi)     Written  Consents.  Any action  required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting,  without  prior  notice and without a vote if a consent or consents in writing,  setting  forth the action so taken,  shall be signed by at least a majority  of the  Managers.  Such  consents  shall be filed with the  minutes of the  proceedings  of the Board of
Managers.

(vii)    Compensation and  Reimbursement.  Except as determined by the Board of Managers,  no compensation or fees shall be paid by the
Company to any  individual  for  serving as a Manager.  However,  Managers  shall be  entitled  to  reimbursement  by the  Company  for reasonable expenses incurred in attending meetings of the Board of Managers.

(c)      Initial Managers.  The initial Managers, as of the effectiveness of these Regulations, are as follows:

                                            B. H. Hale

                                            R. J. Tanski

12.      Officers.

(a)      Appointment and Tenure.

(i)      The  Officers  of the Company  shall be  comprised  of one or more  individuals  designated  from time to time by the Board of
Managers.  No Officer  need be a resident of the State of Texas.  Officers of the Company are not  "managers,"  as that term is used in the Act.  Each Officer  shall hold his office for such term and shall have such  authority  and  exercise  such powers and perform such duties as shall be  determined  from time to time by the Board of Managers.  Any number of offices may be held by the same  individual.
The salaries or other  compensation,  if any, of the  Officers and other agents of the Company  shall be fixed from time to time by the
Board of Managers.

(ii)     The  Officers of the Company may be  comprised of a  president,  a secretary  and a treasurer.  The Board of Managers may also designate one or more vice  presidents,  assistant  secretaries  and  assistant  treasurers.  The Board of Managers may designate  such other Officers and assistant officers and agents as the Managers shall deem necessary.

(b)      Removal.  Any  Officer  may be removed as such at any time by the Board of  Managers,  either  with or without  cause,  in the discretion of the Board of Managers.

(c)      President.  The president,  if one is designated,  shall be the chief executive officer of the Company, shall have general and active  management of the day-to-day  business and affairs of the Company as authorized  from time to time by the Board of Managers and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Board of Managers.

(d)      Vice Presidents.  The vice presidents,  if any are designated,  in the order of their seniority,  unless otherwise  determined by the Board of  Managers,  shall,  in the  absence or  disability  of the  president,  perform the duties and have the  authority  and exercise the powers of the  president.  They shall  perform such other duties and have such other  authority and powers as the Board of
Managers may from time to time prescribe.

(e)      Secretary;  Assistant  Secretaries.  The secretary,  if one is  designated,  shall perform such duties and have such powers as the Board of  Managers  may from time to time  prescribe.  The  assistant  secretaries,  if any are  designated,  in the order of their seniority,  unless  otherwise  determined by the Board of Managers,  shall, in the absence or disability of the secretary,  perform the duties and  exercise  the powers of the  secretary.  They shall  perform  such other  duties and have such other powers as the Board of
Managers may from time to time prescribe.

(f)      Treasurer;  Assistant  Treasurers.  The  treasurer,  if one is  designated,  shall  have  custody of the  Company's  funds and securities and shall keep full and accurate accounts and records of receipts,  disbursements and other  transactions in books belonging to the  Company,  and shall  deposit  all  moneys  and other  valuable  effects  in the name and to the  credit of the  Company in such depositories  as may be designated  from time to time by the Board of Managers.  The treasurer  shall disburse the funds of the Company as may be ordered by the Board of Managers,  taking  proper  vouchers for such  disbursements,  and shall render the  president and the
Board of Managers,  when so directed,  an account of all his  transactions as treasurer and of the financial  condition of the Company.
The  treasurer  shall  perform such other  duties and have such other powers as the Board of Managers may from time to time  prescribe.
If required by the Board of Managers,  the treasurer  shall give the Company a bond of such type,  character and amount as the Board of
Managers may require. The assistant  treasurers,  if any are designated,  in the order of their seniority,  unless otherwise determined by the Board of Managers,  shall,  in the absence or  disability  of the  treasurer,  perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

13.      Powers of Execution.

(a)      Checks and Notes.  All checks and other  demands for money and notes and any other  instrument  for the payment of money shall be signed on behalf of the Company by such  Officer or by such other  person or persons as the Board of Managers  may from time to time designate.  The signature of such Officer or any such other person may be a facsimile if so authorized by the Board of Managers.

(b)      Contracts  and Deeds.  All  contracts,  deeds and  instruments  shall be signed on behalf of the Company by such Officer or by such other person or persons as the Board of Managers may from time to time designate.

(c)      Interests  in Other  Entities.  All shares of stock,  partnership  interests,  limited  liability  company  interests or other interests  owned by the Company in other entities shall be voted or  represented,  as the case may be, on behalf of the Company by such
Officer or such other person or persons as shall be designated by the Board of Managers.

14.      Exculpation.  NEITHER  THE  MANAGERS,  THE  MEMBER,  NOR ANY OWNER,  OFFICER,  DIRECTOR  OR  EMPLOYEE OF THE COMPANY OR OF THE
MEMBER,  SHALL BE LIABLE,  RESPONSIBLE  OR  ACCOUNTABLE  IN DAMAGES OR  OTHERWISE  TO THE COMPANY OR THE MEMBER FOR ANY ACTION TAKEN OR
FAILURE  TO ACT (EVEN IF SUCH  ACTION OR  FAILURE  TO ACT  CONSTITUTED  THE  NEGLIGENCE  OF A PERSON,  INCLUDING  THE  PERSON  FOR WHOM
EXCULPATION  IS SOUGHT  HEREUNDER)  ON BEHALF OF THE COMPANY  WITHIN THE SCOPE OF THE  AUTHORITY  CONFERRED ON THE PERSON  DESCRIBED IN
THESE  REGULATIONS  OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED  FRAUDULENTLY  OR  CONSTITUTED  GROSS  NEGLIGENCE OR
WILLFUL  MISCONDUCT.  TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGERS,  THE MEMBER, OR ANY OWNER,  OFFICER,  DIRECTOR OR EMPLOYEE
OF THE COMPANY OR OF THE MEMBER HAVE DUTIES (INCLUDING  FIDUCIARY DUTIES) AND LIABILITIES  RELATING TO THE COMPANY,  THE MANAGERS,  THE
MEMBER OR ANY OWNER,  OFFICER,  DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER ACTING UNDER THESE REGULATIONS SHALL NOT BE LIABLE
TO THE COMPANY OR THE MEMBER FOR THEIR RELIANCE ON THE PROVISIONS OF THESE  REGULATIONS.  THE PROVISIONS OF THESE  REGULATIONS,  TO THE
EXTENT  THAT THEY  EXPAND OR  RESTRICT  THE DUTIES AND  LIABILITIES  OF THE  MANAGERS,  THE MEMBER OR ANY OWNER,  OFFICER,  DIRECTOR OR
EMPLOYEE OF THE COMPANY OR THE MEMBER  OTHERWISE  EXISTING AT LAW OR IN EQUITY,  ARE AGREED TO BY THE MEMBER PURSUANT TO THE PROVISIONS
OF ARTICLE 2.20 OF THE ACT TO REPLACE SUCH OTHER DUTIES AND  LIABILITIES OF THE MANAGERS,  THE MEMBER OR ANY OWNER,  OFFICER,  DIRECTOR
OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER.

15.      Indemnification.

(a)      The Company shall  indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending or completed  action,  suit or proceeding,  whether civil,  criminal,  administrative  or investigative by reason of the fact that such person is or was, at any time prior to or during  which this Section 15 is in effect,  a Manager,  an Officer or Member of the Company, or is or was, at any time prior to or during which this Section 15 is in effect,  serving at the request of the Company,  as a manager, director or officer of a corporation,  partnership,  limited  liability  company,  joint venture,  trust,  other enterprise or employee benefit plan against reasonable expenses  (including  attorneys' fees),  judgments,  fines,  penalties,  amounts paid in settlement and other  liabilities  actually and  reasonably  incurred by such person in  connection  with such action,  suit or proceeding to the full extent permitted by law.

(b)      Expenses incurred by a person who is or was a Manager,  an Officer or Member of the Company in appearing at,  participating in or  defending  any  threatened,  pending  or  completed  action,  suit  or  proceeding,  whether  civil,  criminal,  administrative  or investigative,  shall be paid by the Company at  reasonable  intervals  in advance of the final  disposition  of such  action,  suit or proceeding  upon  receipt of an  undertaking  by or on behalf of the  Member,  Officer  or  Manager  to repay  such  amount if it shall ultimately  be  determined  that  he is not  entitled  to be  indemnified  by the  Company  as  authorized  by  this  Section  15.  The indemnification  and  advancement  of expenses  provided by this Section 15 shall not be deemed  exclusive of any other rights to which those seeking  indemnification or advancement of expenses may be or become entitled under any law, these  Regulations,  the decision of the Board of  Managers,  or the Member or  otherwise,  or under any policy or policies of insurance  purchased  and  maintained  by the
Company on behalf of any such person,  both as to action in his official  capacity and as to action in another  capacity  while holding such  office,  and shall  continue  as to a person who has ceased to be a manager,  officer or member and shall inure to the benefit of the heirs, executors and administrators of such person.

(c)      The rights  provided  by this  Section 15 are for the benefit of the persons  referred to herein and their  respective  heirs, executors  and  administrators  and shall be legally  enforceable  against the Company by such  persons  (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions  referred to herein) or by their  respective  heirs,  executors and administrators.  No amendment to or restatement of this Section 15, or merger,  consolidation,  conversion or reorganization of the
Company,  shall  impair the rights of  indemnification  provided  by this  Section 15 with  respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment,  restatement,  merger,  consolidation, conversion or reorganization.

16.      Mergers and Exchanges.  Subject to the requirements of the Act, the Company may be a party to a merger,  consolidation,  share or interest exchange or other transaction authorized by the Act.

17.      Amendments  to these  Regulations.  The  power  to  alter,  amend,  restate,  or  repeal  these  Regulations  or to adopt  new regulations is vested in the Member.  These Regulations may be amended,  modified,  supplemented or restated in any manner permitted by applicable law and approved by the Member.

18.      Governing Law. These  Regulations  shall be governed by, and construed  under,  the laws of the State of Texas (without regard to principles of conflict of laws), all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF,  the undersigned,  intending to be bound hereby, has duly executed these Regulations to be effective as of
June 3, 2003.
TORO PARTNERS, LP

By: Upstate Energy Inc., its sole general partner

By: /s/ B. H. Hale
Name: B. H. Hale
Title: President